UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 12, 2017

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-173569	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 Edina Industrial Blvd Edina, Minnesota	55439
(Address of principal executive offices)	(Zip Code)

(612) 296-7305

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Effective October 12, 2017, PetVivo Holdings, Inc., a Nevada corporation (“PetVivo”) completed a private placement of 1,500,000 Units of its equity securities for its own account and received total net proceeds of $525,000. Each Unit consists of one share of common stock of PetVivo and one three-year warrant to purchase another common share of PetVivo for $.50

No commissions or other fees were paid by PetVivo to any person or entity incident to the offering and sale of this private placement. The proceeds from this offering will be used primarily by PetVivo to build a substantial commercial inventory of its proprietary Kush biomedical treatment for dogs and horses suffering from osteoarthritis, as well as to satisfy marketing costs and other working capital expenses to support the imminent launch of this innovative and keystone Kush product.

This private offering of PetVivo was sold only to accredited investors as defined under Regulation D of the Securities Act of 1933, as amended. Moreover, this private placement was exempt from registration in reliance on Section 4(a)(2) and Rule 506(b) of the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: October 16, 2017	By:	/s/ John Lai
	Name:	John Lai
	Title:	President

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